Exhibit 10.2

Execution

ESCROW AGREEMENT

This ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of November 16, 2018, by and among ProstaGene, LLC, a Delaware corporation (“Seller”), CytoDyn Inc. (f/k/a Point NewCo Inc.), a Delaware corporation (“Purchaser”, and together with Seller, sometimes referred to individually as “Party” or collectively as the “Parties”), and Computershare Trust Company, N.A. (the “Escrow Agent”).

WHEREAS, the Parties have agreed to deposit in escrow certain securities and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.    Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.    Escrow Asset.

(a)    Purchaser agrees to deposit with the Escrow Agent 5,400,000 shares of Purchaser’s Common Stock (Purchaser’s Common Stock, along with any dividends with respect thereto the “Escrow Asset”) on the date hereof. The Escrow Agent shall hold the Escrow Asset as a book position registered in the name of Computershare Trust Company, N.A. as Escrow Agent.

(b)    The Escrow Agent does not own or have any interest in the Escrow Asset but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Escrow Asset in accordance with the terms and conditions set forth herein.

(c)    Escrow Shares.

i.    During the term of this Agreement, Seller shall have the right to exercise any voting rights with respect to any of the Escrow Shares attributable to Seller pursuant to the terms of the Underlying Agreement (as defined below). Seller shall direct the Escrow Agent in writing as to the exercise of any such voting rights, and the Escrow Agent shall comply, to the extent it is able to do so, with any such directions of Seller. In the absence of such directions, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

ii.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Purchaser, other than a regular cash dividend, the Escrow Asset under Section 2(a) above shall be appropriately adjusted on a pro rata basis.

(d)    Dividends and Investment of Dividend Proceeds.

i.    Any dividends paid and the interest earned thereon with respect to the Escrow Asset shall be deemed part of the Escrow Asset and be delivered to the Escrow Agent to be deposited in a bank account and be deposited in one or more interest-bearing accounts to be maintained by the Escrow Agent in the name of the Escrow Agent as agent for the Parties as more fully described in Section 2(d)(ii) herein. Escrow Agent shall have no responsibility or liability for any diminution of the funds that may result from any deposit made by Escrow Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.

ii.    Escrow Agent offers the custody of dividend funds placed, at the direction of the Parties, in bank account deposits. Escrow Agent will not provide any investment advice in connection with this service. During the term of this Agreement, the dividend funds shall be held in a bank account, and shall be deposited in one or more interest-bearing accounts (which shall not be time deposits) to be maintained by Escrow Agent in the name of Escrow Agent at one or more of the banks listed in Schedule 3 to this Agreement, each of which shall be a commercial bank with capital exceeding $500,000,000 (each such bank an “Approved Bank”). The deposit of the dividend funds in any of the Approved Banks shall be deemed to be at the direction of the Parties. At any time and from time to time, the Parties may direct Escrow Agent by joint written notice from Buyer and Seller (i) to deposit the dividend funds with a specific Approved Bank, (ii) not to deposit any new amounts in any Approved Bank specified in the notice and/or (iii) to withdraw all or any of the dividend funds that may then be deposited with any Approved Bank specified in the notice. With respect to any withdrawal notice, Escrow Agent will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Such withdrawn amounts shall be deposited with any other Approved Bank or any Approved Bank specified by the Parties in the notice.

iii.    Escrow Agent shall pay interest on the dividend funds at a rate equal to 50% of the then current 1-month U.S. Treasury Bill rate. Such interest shall accrue to the Escrow Asset within three (3) Business Days (as defined in Section 10 hereof) of each month end. Escrow Agent shall be entitled to retain for its own benefit, as partial compensation for its services hereunder, any amount of interest earned on the dividend funds that is not payable pursuant to this Section 2(d)(iii).

3.    Disposition and Termination. (a)    As soon as practicable (but no later than three Business Days) after the date that is (i) 180 days following the date of this Agreement (the “Escrow Release No. 1”), (ii) 365 days following the date of this Agreement (the “Escrow Release No. 2”), and (iii) 540 days following the date of this Agreement (the “Final Escrow Release” and together with Escrow Release No. 1 and Escrow Release No. 2, the “Escrow Releases”), the Escrow Agent shall disburse, with respect to each Escrow Release, one-third of the Escrow Asset less any Reserved Portion (as defined herein), as provided in a joint written instruction, to the Escrow Agent from the Parties, in substantially the form attached hereto as Exhibit A (the “Joint Written Instruction”). Notwithstanding any pending Claim Notice or Contest Notice (as such terms are defined herein), the Parties shall be obligated to execute and submit to the Escrow Agent the Joint Written Instruction within three Business Days of the date of each of the Escrow Releases. Any Reserved Portion shall continue to be held in escrow under this Agreement by the Escrow Agent until the claims contained in any Claim Notice(s) described in Section 3(b) below become resolved, even if such claims have not been finally resolved prior to the Final Escrow Release. After the Final Escrow Release, the Escrow Agent shall only disburse all or any amount of the Reserved Portion to Purchaser or Seller from the Escrow Asset pursuant to a Final Order or written instruction delivered in accordance with Section 3(f) hereof.

(b)    Notwithstanding anything in this Agreement to the contrary, if on or before each of the Escrow Releases, the Escrow Agent has received from Purchaser a notice (a “Claim Notice”) specifying (i) a description of the amount, also expressed as a number of shares of Purchaser common stock included in the Escrow Asset calculated by dividing such dollar amount by $0.5696, of the Damages (as defined in the Underlying Agreement) incurred by the Indemnified Party (the “Claimed Amount”), (ii) a statement that Purchaser is entitled to indemnification under Article XIV of the Underlying Agreement and a reasonable explanation of the basis therefor (including an explanation of the nature of the claim, the section(s) of the Underlying Agreement supporting its claim, and facts and circumstances supporting its claim) and (iii) a demand for payment in the amount of such Claimed Amount. Within thirty (30) days after delivery of a Claim Notice, Seller shall deliver to Purchaser and the Escrow Agent a written response in which Seller shall: (A) agree that Purchaser is entitled to receive all of the Claimed Amount, (B) agree that Purchaser is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”), or (C) contest that Purchaser is entitled to receive any of the Claimed Amount. Any notice of Seller objecting in accordance with the foregoing clauses (B) or (C) to all or any portion of the Claimed Amount is a “Contest Notice.” The Escrow Agent shall continue to keep in escrow an amount of shares equal to the Claimed Amount, or to the extent a Contest Notice has previously been delivered, the portion of the Claimed Amount that has been contested by Seller in accordance with the foregoing clauses (B) or (C) (the “Reserved Portion”) until such Reserved Portion is resolved as provided herein. For the avoidance of doubt, the preceding sentence shall survive the Final Escrow Release.

(c)    At the time of delivery of any Claim Notice or Contest Notice, a duplicate copy of such Claim Notice or Contest Notice shall be delivered by Purchaser or Seller, as applicable, to the other Party and the Escrow Agent in accordance with the notice provisions contained in this Agreement.

(d)    The Escrow Agent shall, without further instructions, promptly disburse to Purchaser: that portion of the Escrow Asset equal to the Agreed Amount (calculated by dividing the Agreed Amount by $0.5696) or, if Seller agrees in writing in accordance with Section 3(b) above that Purchaser is entitled to receive all of the Claimed Amount or Seller fails to provide a Contest Notice within the time required by Section 3(b) above, the Escrow Agent shall, without further instructions, promptly disburse to Purchaser that portion of the Escrow Asset equal to the Claimed Amount (calculated by dividing the Claimed Amount by $0.5696). The Escrow Agent shall continue to hold in escrow any Reserved Portion until disbursement is otherwise authorized pursuant to Section 3(e) hereof.

(e)    In the event that Seller shall deliver a Contest Notice in accordance with Section 3(b) hereof, Purchaser and Seller shall use good faith efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by Seller of a Contest Notice, such dispute shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The Escrow Agent shall disburse any Reserved Portion only in accordance with: (i) any joint written instructions executed by both Seller and Purchaser (which shall be executed by the Parties and submitted to the Escrow Agent within three Business Days of the resolution of any dispute); or (ii) a written notification from Purchaser of a final and non-appealable decision, order, judgment or decree of a court of competition jurisdiction or an arbitrator, which notification shall attach a copy of such final and non-appealable decision, order, judgment or decree (a “Final Order”). The Escrow Agent shall be entitled to rely on any such joint written instructions or Final Order and upon receipt thereof shall promptly disburse that portion of the remaining Escrow Asset as instructed in such joint written instructions or Final Order.

(f)    Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives joint written instructions from Seller and Purchaser, or their respective successors or assigns, as to the disbursement of the Escrow Asset, the Escrow Agent shall disburse the Escrow Asset pursuant to such joint written instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any joint written instructions unless and until the Escrow Agent is satisfied, in its reasonable discretion, that the persons executing said joint written instructions are authorized to do so.

(g)    Upon delivery of any and all remaining Escrow Asset by the Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 6 and Section 7.

4.    Escrow Agent. (a) The Escrow Agent shall have only those duties as are specifically and expressly set forth in this agreement on its part to be performed, which shall be deemed purely ministerial in nature, and no other duties or obligations of any kind shall be implied nor read into this Agreement against or on the part of the Escrow Agent. The Escrow Agent accepts the duties and responsibilities under this Agreement as agent only, and no trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as trustee. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Transaction Agreement, dated as of the date hereof, by and among CytoDyn Inc., a Delaware corporation, Point Merger Sub Inc. a Delaware corporation, Seller, Purchaser, and (solely with respect to the representations, warranties and obligations set forth in Sections 5.9(b), 7.8, 14.1(c) and 14.4(f)) Dr. Richard G. Pestell (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Underlying Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control only in connection with any matter related to the Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Asset, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)    The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, are ambiguous or conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5.    Succession. (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Asset (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7 hereunder. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold any cash in its possession or an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement divided by the closing price per share on the primary trading market for Purchaser’s common stock on the immediately preceding trading day.

(b)    Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.    Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. All amounts owing on Schedule 2 shall be paid by Purchaser. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. This Section 6 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

7.    Indemnity. (a) Subject to Section 7(c) below, Escrow Agent shall be liable for any losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs or expenses (including without limitation, the fees and expenses of outside counsel and experts and their staffs and all expenses of document location, duplication and shipment) (collectively “Losses”) only to the extent such Losses are determined by a court of competent jurisdiction to be a result of Escrow Agent’s gross negligence or willful misconduct; provided, however, that any liability of Escrow Agent will be limited to direct damages sustained by a Party to this Agreement which in the aggregate shall not exceed the value of the Escrow Asset held by the Escrow Agent.

(b) The Parties shall jointly and severally indemnify and hold Escrow Agent harmless from and against, and Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement, except to the extent of liability described in Section 7(a) above.

(c) Without limiting the Parties’ indemnification obligations set forth in Section 7(b) above, neither the Parties nor the Escrow Agent shall be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

(d) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8.    Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)    Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)    Certification and Tax Reporting. The Parties, if applicable, have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. All interest or other income earned under this Agreement shall be allocated to Purchaser and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Asset by Purchaser whether or not said income has been distributed during such year. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Parties hereby represent and warrant to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9.    Notices. All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Asset, including but not limited to transfer instructions (all of which shall be specifically governed by Section 10 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) by facsimile or other electronic transmission (including e-mail);

(b) by overnight courier; or

(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Seller:	ProstaGene, LLC
100 Lancaster Ave, Room 133
Wynnewood, PA 19096
Attention: Dr. Richard G. Pestell

With a copy to:	Pepper Hamilton LLP
400 Berwyn Park | 899 Cassatt Road
Berwyn, Pennsylvania 19312-1183
Attention: Timothy C. Atkins, Esq. email: ATKINST@pepperlaw.com

If to Purchaser:	CytoDyn Inc.
1111 Main Street, Suite 660
Vancouver, Washington 98660
Attention: Corporate Secretary email: mmulholland@cytodyn.com

With a copy to:	Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Attention: Steven M. Skolnick, Esq. email: sskolnick@lowenstein.com

If to the Escrow Agent:	Computershare Trust Company, N.A.
8742 Lucent Boulevard, Suite 225
Highlands Ranch, CO 80129
Facsimile No. (303) 262-0608
Attention: Rose Stroud email: corporate.trust@computershare.com cc: jay.ramos@computershare.com and rose.stroud@computershare.com

With a copy to:	Computershare Trust Company, N.A.
480 Washington Boulevard Jersey City, NJ 07310 Attention: General Counsel Facsimile: (201) 680-4610

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.    Security Procedures.    Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Asset, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(a)    In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Purchaser’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of President, Chief Executive Officer and Chief Financial Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(b)    Seller acknowledges that the Escrow Agent is authorized to deliver the Escrow Asset to the custodian account or recipient designated by Seller in writing.

Purchaser acknowledges that the Escrow Agent is authorized to deliver the Escrow Asset to the address provided for notice to Purchaser or any address provided in a Claims Notice.

11.    Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

12.    Miscellaneous. Except for transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 5, without the prior consent of the Escrow Agent and the other parties. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. The Parties and the Escrow Agent further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Asset escrowed hereunder.

*    *    *    *    *

IN WITNESS WHEREOF, the Parties and the Escrow Agent have executed this Escrow Agreement as of the date set forth above.

PROSTAGENE, LLC

By:	/s/ Richard Pestell
Name:	Richard Pestell
Title:	Chief executive officer, Founder
Telephone:	2674020545

CYTODYN INC. (F/K/A POINT NEWCO INC.)

By:	/s/ Michael D. Mulholland
Name:	Michael D. Mulholland
Title:	Treasurer, Corporate Secretary and Chief Financial Officer
Telephone:	(360) 980-8524

COMPUTERSHARE TRUST COMPANY, N.A. as Escrow Agent

By:	/s/ Jaddiel Ramos
Name:	Jaddiel Ramos
Title:	Corporate Trust Officer

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Escrow Asset Transfer Instructions

If from Seller:

	Name	Telephone Number	Signature

1.	Richard G. Pestell

2.

3.

If from Purchaser:

	Name	Telephone Number	Signature

1.	Nader Pourhassan	(360) 980-8524

2.	Michael D. Mulholland	(360) 980-8524

3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Escrow Asset Transfer Instructions

If from Seller:

	Name	Telephone Number

1.	Richard G. Pestell

2.

3.

If from Purchaser:

	Name	Telephone Number

1.	Nader Pourhassan	(360) 980-8524

2.	Michael D. Mulholland	(360) 980-8524

3.

SCHEDULE 2

Initial Services For review of documents, liaison with counsel, execution of Escrow Agreement, setting up records and all correspondence and other matters in connection therewith	$2,500.00

Annual Administration Fee (per year or part thereof, billed annually in advance) inclusive of 1 release and payout by wire or check to Stockholder Representative or Sellers shareholders. Thereafter $150 per payee.	$2,500.00

Investment Fee Funds to be deposited in interest-bearing accounts maintained by the Escrow Agent, which shall be a commercial bank with capital exceeding $500,000,000	N/A

Out-of-Pocket Expenses Overnight delivery charges, postage, stationary, etc.	At Cost

The foregoing fees are exclusive of all applicable taxes, costs for extraordinary services or events, and of reasonable legal costs and out-of-pocket expenses that may be incurred. Additional charges will be imposed for services not specifically priced or for extraordinary events, including, but not limited to, claims, threatened or actual litigation or default situations. Fees are subject to adjustment should activity levels justify it. Fees are subject to acceptance by Computershare’s new business acceptance committee, and receipt of all required documentation for us to comply with any applicable anti-money laundering and anti-terrorism regulation, policy or guideline. Interest may be charged on overdue invoices.

SCHEDULE 3

APPROVED BANKS

Bank of America

BMO Harris Bank, N.A.

ANZ

Societe Generale

Fifth Third Bank

Bank of the West

PNC Bank NA

Huntington Bank

BNP Paribas

BB&T

EXHIBIT A

FORM OF JOINT RELEASE

[DATE]

VIA FACSIMILE (303) 262-0608

Computershare Trust Company, N.A.

8742 Lucent Boulevard, Suite 225

Highlands Ranch, CO 80129

Attention: Corporate Trust

Re:	Joint Release Notice regarding ProstaGene, LLC Escrow

Dear             :

This Release Notice is pursuant to Section 3(a) of the Escrow Agreement dated as of November 16, 2018 (the “Escrow Agreement”) among ProstaGene, LLC, a Delaware corporation (“Seller”), CytoDyn Inc. (f/k/a Point NewCo Inc.), a Delaware corporation (“Purchaser”, and together with Seller, sometimes referred to individually as “Party” or collectively as the “Parties”), and Computershare Trust Company, N.A. (“Escrow Agent”). All capitalized terms used herein shall have the meaning ascribed to it in the Escrow Agreement.

The Escrow Agent is instructed to promptly release such amounts to the Seller, according to the instructions attached hereto as Schedule 1.

PROSTAGENE, LLC, as Seller

By:
Name:
Title:

CYTODYN INC. (F/K/A POINT NEWCO INC.), as Purchaser

By:
Name:
Title:

Schedule 1